Exhibit 4.12

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED DECEMBER 17, 2013 (AS IT MAY BE SUPPLEMENTED FROM TIME TO TIME, THE
“PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS
ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.
EXCO Resources, Inc.
Incorporated under the laws of the State of Texas
CUSIP 269279 139
TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of EXCO Resources, Inc.
Subscription Price: $5.00 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 9, 2014, UNLESS EXTENDED BY THE BOARD OF DIRECTORS
REGISTERED OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.25 of a share (rounded down to the nearest whole share with respect to any holder) of common stock, with a par value of $0.001 per share (“Common Stock”), of EXCO Resources, Inc., a Texas corporation, at a subscription price of $5.00 per share (the “Basic Subscription Right), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Unsubscribed Shares”), any Rights holder that timely and fully exercises its Basic Subscription Right (including in respect of Rights purchased from others) may subscribe for a number of Unsubscribed Shares pursuant to the terms and conditions of the Rights Offering, subject to availability and proration as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the instructions set forth in Form 1 hereto, the Prospectus, and the Instructions for Use of EXCO Resources, Inc. Subscription Rights Certificates.
Transferable on the books of EXCO Resources, Inc. by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.
Witness the facsimile corporate seal and the facsimile signatures of the duly authorized officers of EXCO Resources, Inc.
COUNTERSIGNED AND REGISTERED:
Dated: Continental Stock Transfer & Trust Company
President Secretary Authorized Signature

FORM 1—EXERCISE OF SUBSCRIPTION RIGHTS PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY (a) BASIC SUBSCRIPTION RIGHT: I exercise rights X 0.25 = (no. of rights) (ratio) (total number of new shares rounded down to nearest whole share) Therefore, I apply for X $5.00 = $ (b) OVER-SUBSCRIPTION PRIVILEGE: I have purchased all Common Shares available to me pursuant to my basic subscription right (including in respect of rights purchased from others) and am entitled to and wish to purchase additional Common Shares pursuant to my over-subscription privilege. Yes No X $5.00 = $ (c) TOTAL AMOUNT ENCLOSED: $ (sum of basic plus over-subscription amounts) To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 4 below. If you fully exercise your Basic Subscription Right (including in respect of Rights purchased from others), to subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 4 below. To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable. FORM 2—TRANSFER TO DESIGNATED TRANSFEREE To transfer your subscription rights to another person, complete this Form 2 and have your signature guaranteed under Form 5. For value received of the subscription rights represented by this Subscription Rights Certificate are assigned to: Print Name of Assignee Address of Assignee Address of Assignee Social Security # or Tax ID # of Assignee Signature(s) of Assignor: IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 3—DELIVERY TO DIFFERENT ADDRESS If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 4 and have your signature guaranteed under Form 5. FORM 4—SIGNATURE TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. Signature(s) Signature(s) IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever. FORM 5—SIGNATURE GUARANTEE This form must be completed if you have completed any portion of Forms 2 or 3. Signature Guaranteed (Name of Bank or Firm) By: (Signature of Officer) DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE Delivery other than in the manner or to the addresses listed below will not constitute valid delivery. By mail, hand or overnight courier: Continental Stock Transfer & Trust Company 17 Battery Place—8th Floor New York, NY 10004 Attn: Corporate Actions Department Telephone: (917) 262-2378 PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY. (no. of new whole shares) Unsubscribed Shares pursuant to my over-subscription privilege (rounded down to the nearest whole number) Therefore, I apply for (subscription price) (subscription price) (amount enclosed) (price of new shares) METHOD OF PAYMENT (CHECK ONE): certified or personal check drawn on a U.S. bank payable to “Continental Stock Transfer & Trust Company,” as Subscription Agent. postal, telegraphic or express money order payable to “Continental Stock Transfer & Trust Company.” wire transfer of immediately available funds directly to the account maintained by “Continental Stock Transfer & Trust Company as agent for EXCO Resources Rights Offering”; at Bank Name: JP Morgan Chase Bank; ABA #: 021000021; Account #: 475-581202. Any wire transfer should clearly indicate the identity of the subscriber who is paying the subscription price by wire transfer. See “Method of Subscription—Exercise of Rights” in the Instructions for Use of EXCO Resources, Inc. Subscription Rights Certificates for further information on the method of payment. IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. FOR ASSISTANCE WITH RESPECT TO THE EXERCISE OR TRANSFER OF THIS. SUBSCRIPTION RIGHTS CERTIFICATE PLEASE CALL D.F. KING & CO., INC., THE INFORMATION AGENT, AT 1-800-755-7250.